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                                                                    EXHIBIT 23.4


                       [WILLIAMS & CONNOLLY LETTERHEAD]


                        CONSENT OF WILLIAMS & CONNOLLY


                 We hereby consent to the use of our name under the headings "Legal Matters" and "Risk Factors -- Insolvency of World Omni; Substantive Consolidation with World Omni" in the Prospectus included in the Registration Statement on Form S-1 (No. 333-11449) filed by World Omni Lease Securitization L.P. with the Securities and Exchange Commission (the "SEC") on September 5, 1996, as it may be further amended and declared effective by the SEC.

Date:  Otober 12, 1996

                                           /s/ Charles A. Sweet
                                         ------------------------------
                                         Williams & Connolly
                                         By:  Charles A. Sweet
                                                for the firm